EXHIBIT 10.26
                               MCA FINANCIAL CORP.
                       1997 EMPLOYEE STOCK INCENTIVE PLAN
                             (Effective May 1, 1997)

                              I. GENERAL PROVISIONS

         1.1 Adoption of Plan. Effective May 1, 1997, the plan described herein is hereby adopted as the MCA Financial Corp. 1997 Employee Stock Incentive Plan (the "Plan").

         1.2 Purpose. The purpose of the Plan is to promote the best interests of the Corporation and its shareholders by encouraging Employees of the Corporation and its Subsidiaries to acquire a proprietary interest in the Company through Options, Stock Appreciation Rights, Restricted Stock grants or Performance Share awards and by rewarding outstanding performance of Employees through Bonus Share awards, thus identifying their interests with those of shareholders and encouraging Employees to make greater efforts on behalf of the Corporation to achieve the Corporation's long-term business plans and objectives.

         1.3 Definitions. As used in this Plan, the following terms have the meaning described below:

         (a) "Agreement" means the written agreement that sets forth the terms of a Participant's Option, Stock Appreciation Right, Restricted Stock grant or Performance Share Award.

         (b) "Board" means the Board of Directors of the Corporation.

         (c) "Bonus Share award" means an award granted in accordance with
Article VI of the Plan.

         (d) "Change in Control" means the occurrence of any of the following events: (i) if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, or group of persons acting in concert, other than the Corporation, a Subsidiary or an employee benefit plan or employee benefit plan trust maintained by the Corporation or a Subsidiary becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act, except that a person also shall be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities ordinarily having the right to vote in the election of directors; or (ii) a liquidation or dissolution of the Corporation, sale of substantially all of the assets of the Corporation, or a merger, consolidation or combination in which the Corporation is not the survivor; or (iii) the addition of new members to the Board within any consecutive 24-month period, which members constitute a majority of the Board, unless a majority of the Board consists of (i) incumbent members of the Board in office prior to the commencement of such 24-month period, plus (ii) new members who were recommended or appointed by a majority of the incumbent directors in office immediately prior to the addition of such new members to the Board.

         (e) "Code" means the Internal Revenue Code of 1986, as amended.

         (f) "Committee" means any two or more directors of the Corporation who have been specifically authorized as a committee to administer this Plan.

         (g) "Common Stock" means shares of the Corporation's authorized common stock.

         (h) "Corporation" means MCA Financial Corp., a Michigan corporation.

         (i) "Disability" means total and permanent disability, as defined in Code Section 22(e).

         (j) "Employee" means an employee of the Corporation or Subsidiary, who has an "employment relationship" with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Corporation, or a Subsidiary of the Corporation.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (l) "Fair Market Value" means for purposes of determining the value of Common Stock on the Grant Date or on the date of exercise, the book value per share of Common Stock as of the end of the fiscal quarter next preceding the Grant Date or date of exercise, or, if the Common Stock is eligible for trading on a nationally-recognized inter-dealer quotation system or a national securities exchange, the average of the bid and asked prices of Common Stock transactions as reported in The Wall Street Journal on the Grant Date or the date of exercise, as applicable. In the event that there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

         (m) "Grant Date" means the date on which the Committee authorizes an individual Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Bonus Share Award, or such later date as shall be designated by the Committee.

         (n) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.

         (o) "Nonqualified Stock Option" means an Option that is not intended to constitute an Incentive Stock Option.

         (p) "Option" means either an Incentive Stock Option or a Nonqualified Stock Option.

         (q) "Participant" means an Employee designated by the Committee to participate in the Plan.

         (r) "Performance Share Award" means an award granted in accordance with
Article V of the Plan.

         (s) "Restriction Period" means the period of time during which a Participant's Restricted Stock grant is subject to restrictions and is nontransferable.

         (t) "Restricted Stock" means Common Stock that is subject to restrictions.

         (u) "Stock Appreciation Right" means the right to receive a cash or Common Stock payment from the Corporation upon the surrender of a tandem Option, in accordance with Article III of the Plan. Where pertinent, all provisions of this Plan affecting the use of Options shall apply in the same manner to Stock Appreciation Rights related to such Options.

         (v) "Subsidiary" means a corporation defined in Code Section 424(f).

         1.4 Administration. The Plan shall be administered by the Committee, in accordance with Securities and Exchange Commission Rule 16b-3. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or any Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Bonus Share award granted under the Plan shall be final and binding upon all Participants.

         1.5 Participants. Participants in the Plan shall be such Employees (including Employees who are directors) of the Corporation and its Subsidiaries as the Committee may select from time to time. The Committee may grant Options, Stock Appreciation Rights, Restricted Stock and Performance Share Awards to an individual upon the condition that the individual become an Employee of the Corporation or of a Subsidiary, provided that the Option, Stock Appreciation Right, Restricted Stock grant or Performance Share Award shall be deemed to be granted only on the date that the individual becomes an Employee.

         1.6 Stock. Subject to adjustment as provided in Article VII, the total number of shares of Common Stock available for grants and awards under the Plan in each calendar year during any part of which the Plan is in effect shall be 200,000 shares. Shares subject to any unexercised portion of a terminated, canceled or expired Option, Restricted Stock grant or Performance Share Award granted hereunder may again be subjected to grants under the Plan, but shares surrendered pursuant to the exercise of a tandem Option or Restricted Stock grant are not available for future grants.

                                II. STOCK OPTIONS

         2.1 Grant of Options. (a) The Committee, at any time and from time to time, subject to Section 8.7, may grant Options to such Employees and for such number of shares of Common Stock as it shall designate. Any Participant may hold more than one Option under the Plan and any other

Plan of the Corporation or Subsidiary. The Committee shall determine the general terms and conditions of exercise, including any applicable vesting requirements, which shall be set forth in a Participant's Option Agreement. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. At the discretion of the Committee, an Option may be granted in tandem with a Stock Appreciation Right or Restricted Stock Award.

         (b) Each Option granted under the Plan shall meet all of the terms and conditions of the Plan, except that an Incentive Stock Option shall comply with the additional requirements of Section 2.2.

         2.2 Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. No Incentive Stock Option shall be granted with an exercise price below its Fair Market Value on the Grant Date or with an exercise term that extends beyond 10 years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than five (5) years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation, the portion of the Option that exceeds the $100,000 limitation shall be deemed to constitute a Nonqualified Stock Option.

         2.3 Option Price. The Committee shall determine the Option price per share for each Option granted under the Plan. The Committee, at its discretion, may grant Nonqualified Stock Options with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.

         2.4 Payment for Option Shares. (a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment a Participant may pay such purchase price in whole or in part by tendering shares of Common Stock, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. Shares of Common Stock surrendered upon exercise shall be valued at Fair Market Value (as defined above). Participants who are subject to short swing profit restrictions under the Exchange Act and who exercise an Option by tendering previously-acquired shares shall do so only in accordance with the provisions of Rule 16b-3 of the Exchange Act.

         (b) Notwithstanding the foregoing, any Options granted under this Plan shall be deemed exercised by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant's broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm ("cashless exercise procedure").

                         III. STOCK APPRECIATION RIGHTS

         3.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted, held and exercised in such form as set by the Committee on an individual basis. The Committee may grant a Stock Appreciation Right at the time an Option is granted or may subsequently amend a Participant's Option Agreement to add a Stock Appreciation Right to a Nonqualified Stock Option. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock as the Committee may determine. The number of shares covered by the Stock Appreciation Right shall not exceed the number of shares of Common Stock which the Participant may purchase upon the exercise of the related Option.

         3.2 Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of the Participant's written notice. Except as permitted under Securities and Exchange Commission Rule 16b-3, notice of exercise of a Stock Appreciation Right by a Participant, who is subject to the insider trading restrictions of Section 16(b) of the Exchange Act, shall be limited to the period beginning on the third day following the release of the Corporation's quarterly or annual summary of earnings and ending on the twelfth business day after such release. The exercise term of each Stock Appreciation Right shall be the period set by the related Option. A Stock appreciation right shall be exercisable only at such times and in such amounts as the related Option may be exercised.

         3.3 Stock Appreciation Right Entitlement. Upon the exercise of a Stock Appreciation Right, the Participant shall be required to surrender the associated Option, and shall be entitled to a payment from the Corporation in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms in the Agreement), of an amount equal to the difference between --

             (a) the Fair Market Value of the number of shares subject to the Stock Appreciation Right on the date of exercise, and

             (b) the exercise price of the associated Option multiplied by the number of shares available under the Option.

                              IV. RESTRICTED STOCK

         4.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under this Plan to such Employees and in such amounts as it shall determine.

         4.2 Restricted Stock Agreement. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement that shall specify the terms of the restrictions, including the restriction period, or periods, the number of Restricted Stock shares subject to the grant, and such other provisions as the Committee shall determine.

         4.3 Transferability. Except as provided in this Article IV of the Plan, the shares of Restricted Stock granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Employee shall be exercisable during a Participant's lifetime only by the Participant.

         4.4 Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

         4.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Sections 4.3 and 4.4, each certificate representing shares of Restricted Stock shall bear the following legend:

             "The sale, transfer, disposition, pledge, hypothecation or encumbrance, whether voluntary, involuntary or by operation of law, of the securities represented by this certificate is subject to certain restrictions on transfer set forth in the MCA Financial Corp. 1997 Employee Stock Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a Restricted Stock Agreement, which also provides for forfeiture of said securities under certain circumstances. Copies of all of the foregoing may be obtained from the Secretary of the corporation."

         4.6 Removal of Restrictions. Except as otherwise provided in this
Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the

Restriction Period. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 4.5 of this Plan removed from his Stock certificate; provided, that the Committee shall have the discretion to accelerate the lapse of such restrictions in the applicable Restriction Period with respect to all or any part of a Restricted Stock grant.

         4.7 Voting Rights. During the Restriction Period, Participants holding shares of Restricted Stock granted hereunder (including Restricted Stock that has been granted in tandem with an Option) may exercise full voting rights with respect to the Restricted Stock.

         4.8 Dividends and Other Distributions. During the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to such Restricted shares. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                              V. PERFORMANCE SHARE AWARDS

         5.1 Grant of Performance Share Awards. The Committee, at its discretion, may grant Performance Share Awards to Employees of the Corporation or its Subsidiaries.

         5.2 Terms of Performance Share Awards. In general, Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved. The terms of a Participant's Share Performance Award shall be set forth in his individual Share Performance Agreement. Each Agreement shall specify the performance goals applicable to a particular Employee or group of Employees, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other terms, conditions and restrictions applicable to an individual Performance Share Award and not inconsistent with the provisions of the Plan.

                                 VI. OTHER SHARE AWARDS

         6.1 Award of Shares. The Committee, at its discretion, may award Shares to Employees or prospective employees of the Corporation or its subsidiaries, which may be (but are not required to be) based upon an Employee's performance during a particular period of time in comparison to what was expected from such Employee at the beginning of such period. The Committee need not specify performance expectations prior to deciding to award Shares to an Employee.

         6.2 Terms of Share Awards. An award of Shares by the Committee pursuant to this Article VI shall be approved or subsequently ratified by the Company's Board of Directors, and such approval or ratification by the Board shall also include specific authorization for the issuance of such shares and their delivery to the Employee. Upon issuance, all Shares awarded pursuant to Article VI shall be fully-paid and nonassessable, and shall not be subject to any restrictions on their resale by the Employee, other than restrictions imposed on Affiliates of the Company under the Securities Act of 1933, as amended.


                         VII. TERMINATION OF EMPLOYMENT

         7.1 Options and Stock Appreciation Rights. (a) If, prior to the date that an Option or Stock Appreciation Right first becomes exercisable, a Participant's employment is terminated for any reason other than death, Disability or Retirement, or if the Participant resigns or otherwise initiates a termination of employment, the Participant's right to exercise the Option or Stock Appreciation Right shall immediately terminate and all rights thereunder shall cease.

         (b) If, on or after the date that an Option or Stock Appreciation Right first becomes exercisable, a Participant's employment is terminated due to death, Disability, or Retirement, the Participant or the estate or personal representative of a deceased Participant shall have the right, by the earlier of
(i) the expiration date of the Option or Stock Appreciation Right, and (ii) three months after termination of employment for an Incentive Stock Option and the period designated in the Participant's Agreement for a Nonqualified Stock Option, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant's Agreement that an Option or Stock Appreciation Right shall terminate at an earlier time than set forth above.

         (c) The Committee, at the time of a Participant's termination, may accelerate the term of an Option or extend the exercise period of an Option or Stock Appreciation Right.

         7.2 Restricted Stock. If a Participant's employment terminates for any reason during the Restriction Period (including death, Disability or Retirement), the Participant's Restricted Stock still subject to the Restriction Period automatically shall be forfeited to the Corporation; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock and add such new restrictions to such shares of Restricted Stock as it deems appropriate.

         7.3 Performance Shares. Performance Share Awards shall be forfeited upon a Participant's termination of employment for any reason other than death, Disability or Retirement.

         7.4 Bonus Shares. The termination of employment of a Participant shall not affect his or her ownership of shares received as part of a Bonus Share award.

         7.5 Employment with Competitor. For Options, Stock Appreciation Rights, Restricted Stock grants and Performance Share Awards granted, the Committee may provide that if a Participant accepts employment with a competitor of the Corporation or a Subsidiary at any time within two years after the exercise of an Option or Stock Appreciation Right hereunder, or the lapse of the Restriction Period on Restricted Stock granted hereunder, or the payment of a Performance Share Award granted hereunder, the Participant shall return to the Corporation either (a) the shares awarded or (b) a cash amount equal to the (i) Option spread on the date of exercise, (ii) Fair Market Value of Common Stock or amount of any cash payment received by the Participant from a Stock Appreciation Right, (iii) Fair Market Value of Restricted Stock received by the Participant on the date the Restriction Period lapsed, or (iv) Fair Market Value of Common Stock or the amount of any cash payment received by the Participant from a Performance Share Award, as applicable.

         7.6 Other Provisions. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence that has been approved by the Board shall not be a termination of employment for purposes of the Plan.

                     VIII. ADJUSTMENTS AND CHANGE IN CONTROL

         8.1 Adjustments. (a) The total amount of Common Stock for which Options, Stock Appreciation Rights, Restricted Stock and Performance Share Awards may be granted under the Plan, and the number of shares subject to any such grants or awards (both as to the number of shares of Common Stock and the Option price), shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock, and, pursuant to the paragraph below, in the event of a merger in which the Corporation shall be the surviving corporation.

         (b) The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option, Stock Appreciation Right, Restricted Stock grant or Performance Share Award.

         8.2 Change in Control. (a) Anything contained herein to the contrary, upon a Change in Control, any outstanding Option or Stock Appreciation Right granted hereunder shall immediately become exercisable in full, regardless of any installment provision applicable to such Option or Stock Appreciation Right, and the remaining Restriction Period on any Restricted Stock granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws. Any outstanding Performance Share Award shall become immediately payable to the extent that the performance goals have been attained as of the Change in Control, and prorated for the portion of the performance term that has expired as of the date of the Change in Control.

         (b) Notwithstanding the foregoing, to the extent that the acceleration of a grant or award is deemed to constitute a "golden parachute payment" under Code Section 280G and such payment, when aggregated with other golden parachute payments to the Participant results in an "excess golden parachute payment" under Code Section 280G, any accelerated payment under this Section

8.2 shall be reduced to the highest permissible amount that shall not subject the Participant to an excess golden parachute excise tax under Code Section 4999 and shall entitle the Corporation to retain its full compensation tax deduction for the payment.

                                IX. MISCELLANEOUS

         9.1 Partial Exercise/Fractional Shares. The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of a Stock Appreciation Right or Performance Share Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

         9.2 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option or Stock Appreciation Right, or the grant of Restricted Stock or a Performance Share Award (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act.

         9.3 Rights Prior to Issuance of Shares. No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Stock Appreciation Right, Restricted Stock grant or Share Performance Award until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

         9.4 Non-Assignability. No Option, Stock Appreciation Right, Restricted Stock grant or Performance Share Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Option or Stock Appreciation Right shall be exercised only by the Participant. No transfer of an Option, Stock Appreciation Right, Restricted Stock grant or Performance Share Award by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option, Stock Appreciation Right, Restricted Stock grant or Performance Share Award.

         9.5. Securities Laws. (a) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant or Performance Share Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of

1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Nasdaq Stock Market or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

         (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or a Performance Share Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of NASDAQ or any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

         9.6 Withholding Taxes. (a) The Corporation shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock grant or the payment of a Performance Share Award or the payment of a Bonus Share award. In connection with the exercise of an Option, a Participant may make a written election to tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The cashless exercise procedure of Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option.

         (b) Except as permitted under Rule 16b-3, a Participant subject to the insider trading restrictions of Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if notice of election to exercise is given to the Committee within the 10-day "window periods" set forth in Rule 16b-3, or such election is made at least six months prior to the date on which the exercise of the Option or Stock Appreciation Right, or the receipt of the Restricted Stock grant or Performance Share Award becomes taxable. Any election by a Participant to utilize Common Stock for withholding purposes is subject to the discretion of the Committee.

         9.7 Termination and Amendment. (a) The Board may terminate the Plan, or the granting of Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards or Bonus Share awards under the Plan, at any time. No Incentive Stock Option shall be granted under the Plan 10 years after adoption of the Plan by the Board of Directors.

         (b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which grants and awards may be made under the Plan, except as permitted under Sections 1.6 and 7.1; or (iii) change the provisions relating to the eligibility of individuals to whom grants and awards may be made under the Plan.

         (c) No amendment, modification, or termination of the Plan shall in any manner affect any Option, Stock Appreciation Right, Restricted Stock grant or Performance Share Award granted under the Plan without the consent of the Participant holding the Option, Stock Appreciation Right, Restricted Stock grant or Performance Share Award.

         9.8 Effect on Employment. Neither the adoption of the Plan nor the granting of any Option, Stock Appreciation Right, Restricted Stock, Performance Share Award or Bonus Share award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment of the Corporation or a Subsidiary.

         9.9 Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Corporation.